UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On January 10, 2006, we issued a press release announcing selected preliminary financial results for 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)	In connection with his retirement as an employee, James E. Rottsolk resigned from our Board of Directors effective January 10, 2006.
Item 8.01     Other Events
On January 9, 2006, we were served in two additional shareholder derivative complaints filed in the Superior Court of the State of Washington for King County against members of our Board of Directors and certain current and former officers and former directors. The derivative plaintiffs purport to act on behalf of Cray and make allegations substantially similar to the two derivative cases previously filed in the U.S. District Court for the Western District of Washington. The complaints seek to recover on behalf of Cray unspecified damages and seek attorneys' fees, costs and other relief.
Item 9.01     Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of Cray Inc., dated January 10, 2006, relating to selected preliminary financial results

     The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 11, 2006
Cray Inc.
	By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Senior Vice President and General Counsel

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